EXHIBIT 99.1

For Immediate Release

KIWIBOX.COM: First Quarter Mobile Unique Visitors Onslaught!

OPERATIONAL UPDATE FOR THE mARCH 31, 2017 QUARTER

NEW YORK – May 2, 2017 - Kiwibox.com ("Kiwibox"), [KIWB.OTCBB] is pleased to announce the activity and user development increases made during the first quarter ended March 31, 2017.

FIRST QUARTER OPERATIONAL HIGHLIGHTS OF THE KIWIBOX GROUP

•	Active Members – 5.03 Million as of March 31st, an increase of approximately 1.47 % over the fourth quarter, 2016.

•	Unique Visitors – 7.74 Million in 1st quarter 2017, an increase of approximately 0.52% over the 4th quarter 2016.

•	Page Impressions – 211.9 Million in 1st quarter 2017, a decrease of approximately 3.81 % from the 4th quarter 2016.

•	Guestbook Entries – 168.9 Million as of March 31st, an increase of approximately 1.9% over the 4th quarter 2016.

•	Blog Entries – 121 Million as of March 31st, an increase of approximately 3.6% over the 4th quarter 2016.

•	Unique Mobile Users – 1.26 Million as of March 31st, an increase of appapproximately 24.75% over the 4th quarter, 2016.

“We have witnessed an onslaught of mobile users enjoying our mobile technology platforms during the first quarter”, noted Andre Scholz, Kiwibox’s President and CEO. “Kiwibox’s cutting-edge technology platforms offer the growing mobile device community exciting pathways to enhance their social media experience”, Mr. Scholz underscored, “proving the continuing acceptance and growing popularity of Kiwibox’s Mobile Apps market enhancements”. “Our mobile device technologies have trumped existing social media communication options”, exclaimed President Scholz,” and its user friendly technologies continue to spark Kiwibox’s mobile user growth”. “We have experienced a 25% bump in our unique mobile visitor population since the fourth quarter of 2016”, remarked Andre Scholz, “demonstrating that Kiwibox’s attention to continuing its mobile applications enhancements is paying dividends for our members and shareholders”.

Market Position

The Kiwibox Group is in a unique position because it combines the excitement of a dating community with the benefits and accessibility of a real social network. The Kiwibox Group encourages members to explore local events in their area, connect with other members and enjoy the additional member exclusive benefits the social network is offering, such as games, blogging, chatting, picture-sharing and online-flirting. This community behavior binds users to the platform and is the base for our viral marketing.

About Kiwibox.com: Company History

Kiwibox.com was initially founded in 1999 to give teenagers a voice on the Internet and was a leader in the teen oriented world for several years. In August 2007, the company was bought by Magnitude Information Systems, Inc., a publicly listed company. In the first quarter of 2011, Kiwibox.com acquired Pixunity.de a photo blogging community. On September 30, 2011 Kiwibox.com acquired the German social network community KWICK!, finalizing the acquisition in May 2012. Kiwibox common shares are listed on the over-the-counter, Bulletin Board market under the symbol KIWB.OB.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors, which include but are not limited to, statements regarding the company's potential acquisitions, its ability to obtain financing for these acquisitions, its ability to integrate any acquisition into its business and operations and manage such processes, its ability to expand its membership, users and internet brand and its projected financial results. The company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the after effects of the global economic downturn, changes in political, business and economic conditions, including any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the company's ability to deal with the increasingly competitive ecommerce environment, including competition for its targeted internet audiences, potential advertisers and, in general, from other social networks; the company's need and ability to manage other regulatory, tax and litigation risks as its services become offered in more jurisdictions and applicable laws become more restrictive; any changes the company may make to its market approach and offerings; the company's ability to upgrade and develop its systems, infrastructure and user-member service capabilities at reasonable cost; and the company's ability to maintain site stability and performance on its site while adding new products and features in a timely fashion. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

For more information please contact:

Andre Scholz, CEO

Phone: 1-347-836-4727

E-mail: ascholz@kiwiboxinc.com